Exhibit 99.1

CTC MEDIA REPORTS

THIRD QUARTER 2007 FINANCIAL RESULTS

- Consolidated Revenue Increases 33% to $94.1 Million -

- OIBDA Increases 68% to $32.0 Million -

- Net Income Increases 106% to $17.4 Million-

- $0.11 Earnings Per Share -

MOSCOW – October 29, 2007 – CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the three- and nine-month periods ended September 30, 2007.

	Three months ended September 30,			Nine months ended September 30,
US$ 000’s, except per share data	2006	2007	Change	2006	2007	Change

Total operating revenues	$70,919	$94,084	33%	$252,901	$310,352	23%
Total operating expenses	(57,223)	(69,674)	22%	(156,928)	(202,132)	29%

OIBDA(1)	19,022	31,960	68%	110,220	127,670	16%

Net income	$8,443	$17,399	106%	$65,210	$76,214	17%
Earnings per share	$0.05	$0.11	120%	$0.43	$0.48	12%

Financial Highlights

•                  Strong quarterly and nine-month results across all key financial metrics

•                  Consolidated revenue increased 33% to $94.1 million in the third quarter and 23% to $310.4 million in the first nine months of 2007

•                  OIBDA increased 68% to $32.0 million and 16% to $127.7 million in the three- and nine-month periods ended September 30, 2007

•                  Net income increased 106% to $17.4 million in the third quarter and 17% to $76.2 million in the first nine months of 2007

•                  $0.11 and $0.48 fully diluted earnings per share for the three- and nine-month periods ended September 30, 2007

Corporate Highlights

•                  CTC Media combined audience share was 10.6% in the third quarter of 2007 compared to 11.6% in the third quarter of 2006

•                  CTC Network audience share was 8.7% in the third quarter of 2007 compared to 10.1% in the third quarter of 2006

•                  Domashny Network audience share was 1.9% in the third quarter of 2007 compared to 1.5% in the third quarter of 2006

•                  Acquired a new station in Stavropol for Domashny Television Station Group

•                  Entered into a definitive agreement to acquire a majority financial interest in Channel 31 group, one of the leading broadcasters in Kazakhstan

•                  Set up a television company in Uzbekistan, which is expected to commence broadcasting in 2008

(1)          OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

Alexander Rodnyansky, Chief Executive Officer, stated, “Our third quarter results continue to reflect the strength of the Russian television advertising market, our dedication to delivering premium audiences to advertisers and the quality of our CTC and Domashny brands. Considerable year-on-year growth in OIBDA and all other profitability metrics underscores efficiency of our business model and management’s focus on financial results.”

“We enjoyed a solid start to the fall programming season in an increasingly competitive landscape, with the new season of our Cadets weekday prime-time series, Daddy’s Girls sitcom and School #1 drama series among the leading premiers on our flagship CTC Network. We look forward to continue rolling out more premier shows and series as we progress into the fourth quarter.”

“As we look forward to 2008, we expect to continue to capitalize on the healthy growth of the Russian TV advertising market, among the highest in Europe, the strength of our CTC and Domashny brands and the resilience of our business model that allows us to deliver OIBDA profitability among the highest in the industry.”

“We also look forward to expanding our operations in Kazakhstan and Uzbekistan. In the third quarter, we laid the groundwork for this expansion, having secured the agreement to acquire a majority economic interest in Channel 31 in Kazakhstan and having set up a television company in Uzbekistan. We believe our expansion into these new markets, combined with continued growth in our core Russian market and our prudent approach to programming and cost management will result in continued value creation for our shareholders over the long term.”

Results for the Three Months Ended September 30, 2007

The third quarter is historically a low period in the broadcasting industry as a result of seasonality trends in viewing. While our direct operating costs are relatively evenly distributed throughout the year, selling, general and administrative costs in the third quarter include a significant portion of advertising and promotional expenses related to the launch of the new fall television season. As a result of these industry-wide trends, CTC Media’s revenues and profit margins are historically lowest in the third quarter.

CTC Media’s total operating revenue for the three months ended September 30, 2007, increased 33% to $94.1 million from $70.9 million for the three months ended September 30, 2006. The revenue growth primarily reflects the continued expansion of the Russian television advertising market, increased advertising rates and appreciation of the ruble against the dollar, offset by a decrease in CTC Network audience share. Because we record our advertising revenues net of commissions, revenues were also favorably impacted by the lower commission rate paid by our owned-and-operated stations to Video International pursuant to the variable commission rate negotiated through 2007.

The CTC Network’s audience share was 8.7% for the third quarter of 2007, lower than the company’s expectations and down from 10.1% in the third quarter of 2006. CTC remains the fourth most watched broadcaster in Russia overall. Domashny’s audience share grew from 1.5% for the three months ended September 30, 2006, to 1.9% for the three months ended September 30, 2007. As a result, CTC Media’s combined audience share was 10.6% in the third quarter of 2007 as compared to 11.6% in the third quarter of 2006.

Consolidated total operating expenses in the third quarter of 2007 amounted to $69.7 million compared to $57.2 million in the third quarter of 2006, an increase of 22%. Total operating expenses grew more slowly than revenue, primarily reflecting sound cost control, including over programming rights, our largest and most important cost item. Amortization of programming and sublicensing rights increased 22%, and decreased as a percentage of revenue, from 44% in the third quarter of 2006, to 40%, primarily due to our cost-efficient approach to weekend programming in July-August. Third quarter costs included $3.5 million in stock-based compensation compared to $3.0 million in the third quarter of 2006, and $7.6 million in amortization and depreciation expense (an increase of $2.3 million over the third quarter of 2006 primarily due to acquisition of new television stations).

OIBDA increased 68% to $32.0 million for the third quarter of 2007 compared to $19.0 million in the third quarter of 2006. The OIBDA margin improved from 26.8% to 34.0% during this period.

Operating income for the quarter was $24.4 million compared to $13.7 million for the three months ended September 30, 2006, an increase of 78%. Operating income as a percentage of total operating revenue grew from 19.3% in the third quarter of 2006 to 25.9% in the third quarter of 2007.

Net income for the quarter was $17.4 million compared to $8.4 million for the three months ended September 30, 2006. Fully diluted income per share was $0.11 for the three months ended September 30, 2007, compared to $0.05 for the three months ended September 30, 2006.

Results for the Nine Months Ended September 30, 2007

CTC Media’s total operating revenue for the nine months ended September 30, 2007, increased by 23% to $310.4 million from $252.9 million for the nine months ended September 30, 2006.

Consolidated total operating expenses for the first nine months of 2007 increased by 29% to $202.1 million compared to $156.9 million for the first nine months of 2006. The increase in total operating expenses in absolute terms was primarily due to increases in amortization of programming and sublicensing rights, and increases in selling, general and administrative costs that included $9.6 million in stock-based compensation expense and increased promotional costs. Total operating expenses as a percentage of revenues increased from 62.1% for the first nine months of 2006 to 65.1% for the first nine months of 2007 mainly due to increases, as a percentage of operating revenues, in amortization of programming and sublicensing rights, selling, general and administrative expenses and depreciation and amortization expense.

OIBDA increased 16% to $127.7 million for the first nine months of 2007 compared to $110.2 million for the first nine months of 2006. OIBDA margin for the nine-month period was 41.1% in 2007 compared to 43.6% for the same period in 2006.

Operating income for the first nine months of 2007 was $108.2 million compared with $96.0 million for the first nine months of 2006, an increase of 13%. Operating income as a percentage of total operating revenue was a strong 34.9% for the first nine months of 2007, although down from 37.9% for the first nine months of 2006.

Net income for the nine months ended September 30, 2007 was $76.2 million compared to $65.2 million for the nine months ended September 30, 2006. Fully diluted income per share was $0.48 for the nine months ended September 30, 2007, compared to $0.43 for the nine months ended September 30, 2006.

Guidance

For the full year ending December 31, 2007, the Company narrows its guidance for consolidated total operating revenue to the range of $460 to $480 million, with a consolidated OIBDA margin in the range of 45-47%.

Conference Call

The Company will also host a conference call to discuss its third quarter 2007 financial results today, Monday, October 29, at 9 a.m. ET, corresponding to 4 p.m. Moscow time, and 1 p.m. London time. To access the conference call, please dial +1 973 582 2741 (International) or 8108 002 531 1012 (Russia) and reference pass code 9333193. A live web cast of the conference call will also be available on the investor relations portion of the Company’s corporate web site, located at www.ctcmedia.ru. A replay of the conference call will be available through Monday, November 12, 2007, at midnight EST. The replay can be accessed by dialing +1 973 341 3080. The pass code for the replay is 9333193. The web cast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, whose signal is carried by more than 350 affiliate stations, including 18 owned-and-operated stations; and the Domashny television network, whose signal is carried by over 220 affiliate stations, including 11 owned-and-operated stations. The Company is traded on the NASDAQ Global Select Market under the symbol: “CTCM”. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.

Dmitry Barsukov, Katya Ostrova (investors)

+ 7 495 783 3650

ir@ctcmedia.ru

Konstantin Vorontsov (media)

+ 7 495 785 6333

Brainerd Communicators, Inc.

Jenna Focarino (media)

Michael Smargiassi (investors)

+1 212 986 6667

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, guidance on our projected total operating revenues and OIBDA margin for the year ending December 31, 2007, expectations regarding the performance of our fall 2007 programming season at both our networks and our ability to execute on our growth strategy, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to our ability to deliver audience share, particularly in primetime and in the fourth quarter of 2007, further limitations on the amount of advertising time permitted on Russian television from 2008; changes in the size of the Russian television advertising market; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on July 31, 2007. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES

REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company’s consolidated OIBDA to consolidated net income for the three- and nine-month periods to September 30, 2006 and 2007:

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
	(in thousands and unaudited)

OIBDA	$19,022	$31,960	$110,220	$127,670
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(5,326)	(7,550)	(14,247)	(19,450)
Operating income	13,696	24,410	95,973	108,220
Foreign currency gains (losses)	254	113	1,575	25
Interest income	1,316	2,689	1,641	7,318
Interest expense	—	—	(1,773)	(2)
Gains on sale of businesses	—	—	782	747
Other non-operating income (losses), net	(32)	(31)	(111)	848
Equity in income of investee companies	274	304	1,161	1,497
Income before income tax and minority interest	15,508	27,485	99,248	118,653
Income tax expense	(6,304)	(9,097)	(31,264)	(39,029)
Income attributable to minority interest	(761)	(989)	(2,774)	(3,410)
Net income	$8,443	$17,399	$65,210	$76,214

In this press release, the Company provides guidance on the Company’s consolidated OIBDA for the year ending December 31, 2007. The following table presents a reconciliation of the Company’s projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2007. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year ending December 31, 2007 (projected)
(in thousands)
OIBDA	$216,200
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(27,400)
Operating income	$188,800

Attachment B

SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars and unaudited)

Three Months Ended September 30, 2006

	CTC Network	Domashny Network	CTC Station Group	Domashny Station Group	Business segment results	Eliminations and other	Consolidated results

Operating revenue	$49,714	$4,197	$14,850	$2,619	$71,380	$(461)	$70,919
Operating income/ (loss)	18,205	(2,083)	6,486	(2,502)	20,106	(6,410)	13,696
Total assets	265,622	28,800	67,024	58,414	419,860	30,479	450,339
Capital expenditures	(235)	21	(256)	(194)	(664)	(18)	(682)
Depreciation and amortization	(273)	(138)	(1,318)	(3,080)	(4,809)	(517)	(5,326)
Amortization of programming rights	(25,558)	(4,021)	(565)	(8)	(30,152)	36	(30,116)
Amortization of sublicensing rights	(997)	—	—	—	(997)	—	(997)

Three Months Ended September 30, 2007

	CTC Network	Domashny Network	CTC Station Group	Domashny Station Group	Business segment results	Eliminations and other	Consolidated results

Operating revenue	$64,853	$7,794	$18,868	$3,136	$94,651	$(567)	$94,084
Operating income/ (loss)	27,565	1,091	5,535	(3,159)	31,032	(6,622)	24,410
Total assets	409,267	34,696	78,440	66,517	588,920	34,940	623,860
Capital expenditures	(252)	(5)	(464)	(348)	(1,069)	(144)	(1,213)
Depreciation and amortization	(241)	(159)	(2,913)	(3,713)	(7,026)	(524)	(7,550)
Amortization of programming rights	(30,660)	(4,481)	(1,391)	(62)	(36,594)	44	(36,550)
Amortization of sublicensing rights	(1,272)	—	—	—	(1,272)	—	(1,272)

(Continued on the next page)

SEGMENT FINANCIAL INFORMATION (Continued)

(in thousands of US dollars and unaudited)

Nine Months Ended September 30, 2006

	CTC Network	Domashny Network	CTC Station Group	Domashny Station Group	Business segment results	Eliminations and other	Consolidated results

Operating revenue	$187,451	$13,490	$45,254	$7,392	$253,587	$(686)	$252,901
Operating income/ (loss)	97,171	(5,162)	25,103	(7,270)	109,842	(13,869)	95,973
Total assets	265,622	28,800	67,024	58,414	419,860	30,479	450,339
Capital expenditures	(609)	(37)	(1,019)	(1,227)	(2,892)	(73)	(2,965)
Depreciation and amortization	(816)	(404)	(3,605)	(7,881)	(12,706)	(1,541)	(14,247)
Amortization of programming rights	(73,180)	(11,963)	(2,053)	(31)	(87,227)	101	(87,126)
Amortization of sublicensing rights	(3,046)	—	—	—	(3,046)	—	(3,046)

Nine Months Ended September 30, 2007

	CTC Network	Domashny Network	CTC Station Group	Domashny Station Group	Business segment results	Eliminations and other	Consolidated results

Operating revenue	$217,099	$25,327	$58,926	$10,541	$311,893	$(1,541)	$310,352
Operating income/ (loss)	105,968	1,599	29,196	(8,209)	128,554	(20,334)	108,220
Total assets	409,267	34,696	78,440	66,517	588,920	34,940	623,860
Capital expenditures	(577)	(110)	(1,643)	(1,324)	(3,654)	(294)	(3,948)
Depreciation and amortization	(748)	(465)	(6,217)	(10,446)	(17,876)	(1,574)	(19,450)
Amortization of programming rights	(88,870)	(16,085)	(3,694)	(62)	(108,711)	159	(108,552)
Amortization of sublicensing rights	(7,137)	—	—	—	(7,137)	—	(7,137)

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
REVENUES:
Advertising	$69,438	$90,095	$245,901	$296,020
Sublicensing and other revenues	1,481	3,989	7,000	14,332
Total operating revenues	70,919	94,084	252,901	310,352
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights)	(3,919)	(4,703)	(11,585)	(13,601)
Selling, general and administrative (exclusive of depreciation and amortization)	(16,865)	(19,599)	(40,924)	(53,392)
Amortization of programming rights	(30,116)	(36,550)	(87,126)	(108,552)
Amortization of sublicensing rights	(997)	(1,272)	(3,046)	(7,137)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(5,326)	(7,550)	(14,247)	(19,450)
Total operating expenses	(57,223)	(69,674)	(156,928)	(202,132)
OPERATING INCOME	13,696	24,410	95,973	108,220
FOREIGN CURRENCY GAINS (LOSSES)	254	113	1,575	25
INTEREST INCOME	1,316	2,689	1,641	7,318
INTEREST EXPENSE	—	—	(1,773)	(2)
GAINS ON SALE OF BUSINESSES	—	—	782	747
OTHER NON-OPERATING (LOSSES) INCOME, net	(32)	(31)	(111)	848
EQUITY IN INCOME OF INVESTEE COMPANIES	274	304	1,161	1,497
Income before income tax and minority interest	15,508	27,485	99,248	118,653
INCOME TAX EXPENSE	(6,304)	(9,097)	(31,264)	(39,029)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(761)	(989)	(2,774)	(3,410)
NET INCOME	$8,443	$17,399	$65,210	$76,214

Net income attributable to preferred stockholders	—	—	$(17,116)	—
Net income attributable to common stockholders	$8,443	$17,399	$48,094	$76,214
Net income per share attributable to common stockholders - basic	$0.06	$0.11	$0.45	$0.50
Net income per share attributable to common stockholders - diluted	$0.05	$0.11	$0.43	$0.48

Weighted average common shares outstanding - basic	151,505,672	151,811,275	106,549,359	151,637,017

Weighted average common shares outstanding - diluted	157,604,899	158,253,151	151,388,942	158,049,941

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Nine months ended September 30,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$65,210	$76,214
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(6,544)	(8,577)
Depreciation and amortization	14,247	19,450
Amortization of programming rights	87,126	108,552
Amortization of sublicensing rights	3,046	7,137
Stock based compensation expense	4,119	10,054
Gain on disposal of property and equipment	(327)	(702)
Gains on sale of businesses	(782)	(747)
Equity in income of unconsolidated investees	(1,161)	(1,497)
Income attributable to minority interest	2,774	3,410
Foreign currency (gains) losses	(1,575)	(25)
Changes in operating assets and liabilities:
Trade accounts receivable	(279)	(3,914)
Prepayments	714	(529)
Other assets	(2,244)	(2,401)
Accounts payable and accrued liabilities	660	4,301
Deferred revenue	5,524	3,340
Other liabilities	(249)	(107)
Dividends received from equity investees	123	1,769
Acquisition of programming and sublicensing rights	(93,062)	(115,763)
Net cash provided by operating activities	77,320	99,965
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(2,856)	(3,584)
Acquisitions of intangibles	—	(364)
Acquisitions of businesses, net of cash acquired	(19,924)	(32,833)
Proceeds from sale of businesses, net of cash disposed	882	693
Proceeds from sale of property and equipment	683	1,991
Other investing activities	(97)	2
Net cash used in investing activities	(21,312)	(34,095)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	105,041	—
Common stock issuance costs	(395)	—
Proceeds from exercise of stock options	5,856	3,368
Proceeds from loans	19,000	—
Repayments of loans	(60,384)	—
Decrease (increase) in restricted cash	(3)	(60)
Dividends paid to minority interest	(2,317)	(3,958)
Net cash provided by (used in) financing activities	66,798	(650)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,365	6,737
Net increase (decrease) in cash and cash equivalents	124,171	71,957
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,300	176,542
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$139,471	$248,499

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31, 2006	September 30, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,542	$248,499
Trade accounts receivable, net of allowance for doubtful accounts	8,640	15,035
Taxes reclaimable	4,399	9,575
Prepayments	38,302	34,977
Programming rights, net	41,634	53,037
Deferred tax asset	6,263	7,890
Other current assets	2,875	1,990
TOTAL CURRENT ASSETS	278,655	371,003

RESTRICTED CASH	120	180
PROPERTY AND EQUIPMENT, net	22,388	24,952
INTANGIBLE ASSETS, net:
Network affiliation agreements	3,333	1,833
Trade names	5,888	5,950
Broadcasting licenses	43,387	76,253
Cable network connections	409	151
Other intangible assets	354	631
Net intangible assets	53,371	84,818
GOODWILL	70,768	72,845
PROGRAMMING RIGHTS, net	24,267	37,099
SUBLICENSING RIGHTS, net	7,611	3,241
INVESTMENTS IN AND ADVANCES TO INVESTEES	9,319	8,794
PREPAYMENTS	8,713	9,147
DEFERRED TAX ASSET	9,077	10,940
OTHER NON-CURRENT ASSETS	508	841
TOTAL ASSETS	$484,797	$623,860

(Continued on the next page)

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(in thousands of US dollars, except share and per share data)

	December 31, 2006	September 30, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,353	29,725
Accrued liabilities	5,508	8,448
Taxes payable	11,528	12,186
Deferred revenue	12,440	18,209
Deferred tax liability	2,937	971
Other current liabilities	600	77
TOTAL CURRENT LIABILITIES	46,366	69,616
LONG TERM LOANS	210	220
DEFERRED TAX LIABILITY	14,080	21,582
MINORITY INTEREST	3,124	2,548
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Common stock; $0,01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2006 – 151,505,672; September 30, 2007 – 151,872,892)	1,515	1,519
Additional paid-in capital	327,587	341,262
Retained earnings	73,954	150,168
Accumulated other comprehensive income	17,961	36,945
TOTAL STOCKHOLDERS’ EQUITY	421,017	529,894

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,797	$623,860